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                                                                  EXHIBIT 10.107


                                    Madeleine LLC
                                c/o Cerberus Partners
                             450 Park Avenue, 28th Floor
                               New York, New York 10022




American Skiing Company
Sunday River Access Road
Bethel, ME  04217
Attn:  Leslie B. Otten, Chairman

Re: Amendment and Waiver

To the Board of Directors:

    Reference is made to (i) that certain Securities Purchase Agreement dated as of July 2, 1997, as amended by that certain First Amendment dated July 25, 1997 (the "Securities Purchase Agreement") by and between Madeleine LLC ("Purchaser" ) and American Skiing Company, a Maine corporation (the "Company"), formerly known as "ASC Holdings, Inc."; (ii) that certain Registration Rights Agreement dated as of July 2, 1997 (the "Registration Rights Agreement") by and between Purchaser and the Company; (iii) the Statement of Resolution Establishing Series of Shares with respect to the Company's Series A Exchangeable Preferred Stock (the "Certificate of Designation") filed with the Secretary of State of Maine on July 16, 1997; and (iv) the Notes (as defined below). The Securities Purchase Agreement, the Registration Rights Agreement, the Certificate of Designation and the Notes and the other agreements, instruments and documents relating to Purchaser's purchase of the Preferred Stock and the Notes are referred to herein, collectively, as the "Purchaser Closing Documents." Capitalized terms used in this letter agreement and not otherwise defined herein shall have the respective meanings given them in the Securities Purchase Agreement and the Registration Rights Agreement.

    You have advised us that the Company has filed a Registration Statement on Form S-1 (the "IPO Registration Statement") with the Securities and Exchange Commission (the "SEC") with respect to an initial public offering (the "IPO") of its common stock, par value $.01 per share ("Common Stock"). Purchaser acknowledges that it has received a copy of the Registration Statement, including Amendment No. 2 thereto filed on October 10, 1997 and a copy of the Subject to Completion Prospectus dated October 14, 1997 relating to the IPO.

    Purchaser represents and warrants that it is the sole record and beneficial owner of 17,500 shares of Series A Exchangeable Preferred Stock (the "Preferred Stock") and $17,500,000

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aggregate principal amount of ASC's 14% Senior Exchangeable Notes due 2002 (the
"Notes" and, together with the Preferred Stock, the "Securities"). In connection with the IPO and as contemplated by the Securities Purchase Agreement, the Company is required to offer to exchange such Preferred Stock and Notes for the Company's Repriced Converts (as defined in the Securities Purchase Agreement). Purchaser and the Company have had discussions with respect to amending or waiving certain provisions of the Purchaser Closing Documents relating to such exchange. This Letter Agreement ("Letter Agreement") sets forth the entire agreement between Purchaser and the Company with respect to the subject matter of such discussions. In consideration of the mutual agreements contained herein, Purchaser hereby agrees with the Company as follows:


    1.   AMENDMENT OF SECURITIES PURCHASE AGREEMENT.

         (a)   The Company and Purchaser agree that Section 1 of the
               Securities
               Purchase Agreement is hereby amended by deleting the definition of "Repriced Converts" in its entirety and substituting the following therefor:

                   "Repriced Converts" shall mean the 101/2% Repriced Convertible Exchangeable Preferred Stock issued pursuant to the Repriced Converts Certificate of Designation or 101/2% Repriced Convertible Subordinated Debentures of the Company issued pursuant to the Repriced Converts Indenture in exchange for the 101/2% Convertible Exchangeable Preferred Stock, with dividends or interest payable in cash or compounding quarterly at the Company's option at a rate per annum equal to 101/2%, Convertible into Conversion Shares and with a maturity or mandatory redemption date on the fifth anniversary of their date of issuance.

         (b) The Company and Purchaser agree that the Securities Purchase Agreement is hereby amended by deleting Exhibits C and D attached thereto in their entirety and replacing them with EXHIBITS C AND D, respectively, attached hereto.

         (c) The Company and Purchaser agree that Section 8.1 of the Securities Purchase Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

                        8.1  CONVERSION AND EXCHANGE OF SECURITIES;
                   REGISTRATION.(i) In connection with the Company's initial public offering of its Common Stock, par value $.01 per share (the "IPO"), pursuant to a Registration Statement on Form S-1 Reg. No. 333-33493 (the "IPO Registration Statement") filed with the Securities and Exchange Commission the Company hereby notifies Purchaser that:

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                   (1) that the Company is offering (the "IPO Offer") to
                   exchange (the "IPO Exchange") effective upon the consummation of the IPO for all, but not less than all, of the Preferred Stock and Notes owned by Purchaser, a number of shares of the Company's 101/2% Repriced Convertible Exchangeable Preferred Stock, having a liquidation preference of $1,000 per share, equal to the aggregate Liquidation Preference and Principal Amount of the Preferred Stock and Notes being exchanged; and (2) that the Repriced Converts will be issued pursuant to the Repriced Converts Certificate of Designation, that the Repriced Converts have been duly authorized by the Company and, upon issuance thereof, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, and that the Conversion Shares of the Company will be, upon conversion of the Repriced Coverts, legally and validly issued, fully-paid and non-assessable, free of pre-emptive rights. The Purchaser hereby irrevocably accepts the IPO Offer, in whole, and agrees to exchange all of the Securities owned by it for Repriced Converts provided that,
                   (i) the obligations of the Company and the Purchaser to consummate the IPO Exchange shall be subject to the condition precedent the IPO shall have closed within 180 days of November 3, 1997 and (ii) the price to the public for the Common Stock issued in the IPO shall not be less than $15.30 nor more than $22.00 per share. Purchaser agrees to deliver certificates representing its shares of Preferred Stock and Notes to the Company at the closing of the IPO, and to execute such other documents or instruments necessary to effect the IPO Exchange.

                        (b) The Repriced Converts shall be issued on the date
                   of closing of the IPO, pursuant to a Statement of Resolution Establishing Series of Shares in the form of the Repriced Convert Certificate of Designations and shall have an aggregate Liquidation Preference equal to the aggregate Principal Amount and Liquidation Preference of the Securities being exchanged. The Repriced Converts shall be convertible into IPO Common Stock at an initial conversion price (subject to adjustment as provided in the Repriced Converts Certificate of Designations) per share of IPO Common Stock equal to the IPO Price multiplied by the difference between one (1) minus the Conversion Discount Percentage. As promptly as practicable thereafter, the Company shall issue and deliver to the Purchaser certificates for the Repriced Converts being issued.

                        (c) Purchaser acknowledges and agrees that the IPO
                   Exchange shall be effected as a private placement pursuant to Section 3(a)(9) under the Securities Act of 1933, as amended (the "1933 Act"), or other applicable exemption from the registration

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                   requirements of the 1933 Act.  Purchaser represents and
                   warrants that (i) it is acquiring the 101/2% Repriced Convertible Exchangeable Preferred Stock for investment and not with a view to distribution thereof: (ii) it has received a copy of the Registration Statement; (iii) it is an "accredited investor" within the meaning of Rule 502 under the 1933 Act and has such knowledge and experience so as to be able to be capable of evaluating the IPO Exchange; and (iv) it understands that each certificate evidencing the 101/2% Repriced Convertible Exchangeable Preferred Stock and the Common Stock or 101/2% Repriced Subordinated Debentures issuable upon conversion or exchange thereof shall bear the following legend:

                        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
                   BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES.

      2. The Company and Purchaser have entered into the Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit F (the "Amended and Restated Registration Rights Agreement"), which shall become effective solely upon the closing of the IPO Exchange.

      3. WAIVER.   In order to permit the Company to complete the IPO,
         Purchaser consents to the IPO and irrevocably and forever waives any and all rights it may have under the Purchaser Closing Documents
         (i) relating to notice of the IPO; (ii) except as provided in the Amended and Restated Registration Rights Agreement to require the Company to register any securities held by Purchaser, or issuable to the Purchaser upon conversion or exchange of any other securities, under the 1933 Act, including, without limitation, any registration of securities for sale in the IPO, or to require the Company to cause the Repriced Converts or underlying Common Stock issuable upon conversion thereof to be freely tradeable at the closing of the IPO, including, without limitation, the rights set forth in Sections 8.1(a), 8.1(b) and 8.1(c) of the Securities Purchase Agreement; (iii) relating to notice or response periods with respect to its rights to exchange the Securities for the Repriced Converts in connection with the IPO; and
         (iv) relating to any Change of Control including, without limitation, any and all rights to receive notice of, or exchange or require the redemption of Securities as a result of, any such Change of Control,

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         provided that this waiver shall be effective only if the IPO shall have been consummated within 180 days of the date hereof. Notwithstanding the foregoing, effective upon the closing of the IPO Exchange, the Purchaser shall have the registration rights set forth in the Amended and Restated Registration Rights Agreement.

      4. LOCK-UP. Purchaser agrees to enter into the Lock-Up Letter Agreement which is attached hereto as EXHIBIT A at the effective time of the IPO Registration Statement, and the terms of the Lock-Up Agreement are incorporated herein by reference and are deemed to be a part hereof as if stated in their entirety.

      5. CONSENT TO AMENDMENT TO ARTICLES OF INCORPORATION. Purchaser hereby consents to and approves the Amended and Restated Articles of Incorporation of the Company attached hereto as EXHIBIT B.

      6. WAIVER OF ANY CONFLICTS. Purchaser hereby irrevocably, waives compliance with the covenants contained in the Purchaser Closing Documents to the extent necessary to permit, and waives any Events of Default existing or arising under the Purchaser Closing Documents as a result of , and consents to, the following: (i) the filing of the IPO Registration Statement and the consummation of the IPO; and (ii) subject to the consummation of the IPO within 180 days of the date hereof, the occurrence on or after the consummation of the IPO of the events or transactions described or contemplated in the IPO Registration Statement, including, without limitation: (A) the granting of stock options covering 2,475,235 shares of Common Stock to certain officers of the Company and the granting of additional stock options from time to time pursuant to the Company's Stock
         Option Plan, (B) the exchange by the Company of 1,000,000 shares of the Company's Common Stock held by Leslie B. Otten for 14,760,530 shares of the Company's Class A Common Stock, (C) the consummation on or after the consummation of the IPO of the New Credit Facility
         (as defined in the Registration Statement) substantially in accordance with the terms of the commitment letter for such financing attached hereto as EXHIBIT E, (D) the redemption of the Discount Notes on the terms described in the IPO Registration Statement and (E) the exchange offer for the 4% minority interests in ASC East, Inc.

      7. SECURITIES PURCHASE AGREEMENT COVENANTS. Purchaser acknowledges and agrees that the following sections of the Securities Purchase Agreement shall terminate effective upon the closing of the IPO and be of no further force or effect: Sections 2.3, 2.5, 2.6(b), 2.7,
         Section 6 (other than Sections 6.4, 6.8 and 6.22(a), which shall continue in effect) and Section 7.

      8. LETTER DATED OCTOBER 9, 1997. The letter between the Company and Purchaser dated October 9, 1997 (the "Initial Letter") and any and all prior oral or written expressions, agreements or understandings with respect to the subject matter hereof and of the Initial Letter are superseded in their entirety by this Letter Agreement,

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         which constitutes the parties' entire understanding with respect to such subject matter, and may be amended only by a writing duly executed by both parties.

      9. GOVERNING LAW. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     10. COUNTERPARTS. This Letter Agreement may be signed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

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    To the extent the foregoing correctly reflects the understanding and agreements of ASC please kindly execute the acknowledgment below and return one original agreement to Purchaser.

                             Very truly yours,

                             MADELEINE LLC


                             By:  ____________________________________
                                  Name:
                                  Title:

                             Date:     ___________________, 1997

Agreed to and Acknowledged by

AMERICAN SKIING COMPANY
(Formerly ASC HOLDINGS, INC.)


By: ___________________________
    Name:
    Title:

Date:    ___________________, 1997


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